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As filed with the Securities and Exchange Commission on March 12, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Express Company
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-4922250 (I.R.S. Employer Identification Number)
200 Vesey Street New York, New York 10285 (212) 640-2000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
LAUREEN E. SEEGER, Esq.
Executive Vice President and General Counsel
American Express Company
200 Vesey Street
New York, New York 10285
(212) 640-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
DAVID S. CARROLL, Esq. DAVID A. KANAREK, Esq. American Express Company 200 Vesey Street New York, New York 10285 (212) 640-2000	CRAIG B. BROD, Esq. KIMBERLY B. BLACKLOW, Esq. SANDRA L. FLOW, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined in light of market conditions.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging Growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee

Debt Securities

Preferred Shares, par value $1.66 2/3 per share	(1)(2)

Depositary Shares

Common Shares, par value $0.20 per share

Warrants

(1)
An indeterminate aggregate initial offering price and number of the securities of each identified class is being registered and may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b).

PROSPECTUS

American Express Company Debt Securities Preferred Shares Depositary Shares Common Shares Warrants

        American Express Company may offer from time to time in one or more series:

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  unsecured debt securities,

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  preferred shares, par value $1.66 2/3 per share,

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  depositary shares,

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  common shares, par value $0.20 per share,

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  warrants to purchase debt securities, preferred shares, depositary shares, common shares or equity securities issued by one of our affiliated or unaffiliated corporations or other entities,

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  warrants relating to other items or indices.

        We may offer any combination of these securities at prices and on terms to be determined at or prior to the time of sale.

        We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of securities will be described in an accompanying prospectus supplement.

        We will provide the specific terms of any offering in a supplement to this prospectus. This prospectus may not be used to consummate a sale of these securities unless accompanied by a supplement to this prospectus.

        Our common stock is listed on the New York Stock Exchange under the symbol "AXP."

        Investing in the securities involves risks. You should carefully consider the information under "Risk Factors" beginning on page 2 of this prospectus as well as the risk factors contained in other documents incorporated by reference into this prospectus and contained in any accompanying prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 12, 2018.

i

        We are responsible only for the information contained in or incorporated by reference in this prospectus, in the applicable prospectus supplement, and in the other offering material, if any, provided by us or any underwriter, dealer or agent that we may from time to time retain. We and any underwriter, dealer and agent have not authorized anyone to provide you with different or additional information. We take no responsibility for any other information or representations that others may give you. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference in this prospectus, the applicable prospectus supplement or other offering material may only be accurate on the date of the relevant document.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3, to which we refer as the registration statement, filed with the Securities and Exchange Commission, to which we refer as the SEC, under the Securities Act of 1933, as amended, to which we refer as the Securities Act, using a shelf registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus.

        This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Each time these securities are sold, this prospectus will be accompanied by a prospectus supplement that describes the specific terms of these securities and the specific manner in which they may be offered. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference and described under the headings "Incorporation of certain documents by reference" and "Where you can find more information" before making your investment decision.

        References in this prospectus to the "Company," "American Express," "we," "us" and "our" are to American Express Company.

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part (including by cross-reference to our prior filings). You should read the exhibits carefully for provisions that may be important to you.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC's website at http://www.sec.gov. You may also read and copy any document we file, including the registration statement, at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus.

        Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby or in any accompanying prospectus supplement):

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  Annual Report on Form 10-K for the year ended December 31, 2017.

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  Current Reports on Form 8-K filed on February 27, 2018 and March 1, 2018.

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  All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address or number:

American Express Company
200 Vesey Street
New York, New York 10285
Attention: Corporate Secretary
(212) 640-2000

 FORWARD-LOOKING STATEMENTS

        We have made various statements in this prospectus that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be made in any prospectus supplement and the documents that are or will be incorporated by reference in this prospectus. Forward-looking statements are subject to risks and uncertainties, including those identified in the documents that are or will be incorporated by reference in this prospectus, which could cause actual results to differ materially from such statements. The words "believe," "expect," "estimate," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely" and similar expressions are intended to identify forward- looking statements. We caution you that any risk factors described in any prospectus supplement or in any document incorporated by reference herein are not exclusive. There may also be other risks we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

        Information concerning important factors that could cause actual events or results to be materially different from the forward- looking statements can be found in the "Risk Factors" section of the documents that are or will be incorporated by reference in this prospectus and any accompanying prospectus supplement. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements contained or incorporated by reference in this prospectus or any accompanying prospectus supplement are made on the basis of management's assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

THE COMPANY

        American Express is a global services company that provides customers with access to products, insights and experiences that enrich lives and build business success. Our principal products and services are charge and credit card products and travel-related services offered to consumers and businesses around the world. We and our principal operating subsidiary, American Express Travel Related Services Company, Inc., are bank holding companies under the Bank Holding Company Act of 1956, as amended, subject to supervision and examination by the Board of Governors of the Federal Reserve System ("the Federal Reserve").

        Our range of products and services includes:

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  Charge card, credit card and other payment and financing products

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  Network services

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  Merchant acquisition and processing, servicing and settlement, and point-of-sale marketing and information products and services for merchants

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  Other fee services, including fraud prevention services and the design and operation of customer loyalty programs

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  Expense management products and services

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  Travel-related services

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  Stored value/prepaid products

        Our various products and services are sold globally to diverse customer groups, including consumers, small businesses, mid-sized companies and large corporations. These products and services are sold through various channels, including online applications, direct mail, in-house teams, third-party vendors and direct response advertising. Business travel-related services are offered through our non-consolidated joint venture, American Express Global Business Travel.

        Our general-purpose card network, card-issuing and merchant-acquiring and processing businesses are global in scope. We are a world leader in providing charge and credit cards to consumers, small businesses, mid-sized companies and large corporations. These cards include cards issued by American Express as well as cards issued by third-party banks and other institutions that are accepted by merchants on the American Express network. American Express® cards permit Card Members to charge purchases of goods and services in most countries around the world at the millions of merchants that accept cards bearing our logo. At December 31, 2017, we had total worldwide cards-in-force of 112.8 million (including cards issued by third parties). In 2017, our worldwide billed business (spending on American Express cards, including cards issued by third parties) was $1,085.2 billion.

        Our executive offices are located at 200 Vesey Street, New York, New York 10285 (telephone number: 212-640-2000).

RISK FACTORS

        Investing in the securities involves risks. Descriptions of the securities are contained below under "Description of Debt Securities," "Description of Preferred Shares," "Description of Depositary Shares," "Description of Common Shares," "Description of Securities Warrants" and "Description of Other Warrants," as well as in the accompanying prospectus supplement for each type of security we issue. Please see the risks relating to debt securities described below as well as the "Risk Factors" section in our most recent Annual Report on Form 10-K, and in each of our subsequent Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus. Before making an investing decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement, including information contained in our filings with the SEC after the date of this prospectus. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. Although we discuss key risks in our risk factor descriptions, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. Accordingly, the risks and uncertainties that we face are not limited to those described below and those set forth in the periodic reports incorporated herein by reference. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business, financial condition, results of operations or liquidity and the trading prices of our securities.

Risks Relating to Debt Securities

The debt securities may have limited or no liquidity

        There is no existing secondary market for the debt securities, and there can be no assurance that a secondary market will develop. We do not intend to apply for listing of the debt securities on any securities exchange or for quotation through any automated dealer quotation system. Although underwriters may make a market in the debt securities, they are not obligated to do so and may discontinue any such market making activities at any time without notice. Even if a trading market for the debt securities develops, the liquidity of any market for such debt securities will depend upon the number of holders of debt securities, our performance, the market for similar securities, the interest of securities dealers in making a market in the debt securities and other factors. Accordingly, no assurance can be given as to the liquidity of, or adequate trading markets for the debt securities.

Changes in our credit ratings may affect the value of the debt securities

        Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the debt securities. However, because your return on the debt securities depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the debt securities. In addition, any reduction in our credit ratings could increase the cost of our funding from, and restrict our access to, the capital markets and have a material adverse effect on our results of operations and financial condition.

Our credit ratings may not reflect all risks of an investment in the debt securities

        The credit ratings of the debt securities may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the debt securities. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the debt securities.

Redemption may adversely affect your return on the debt securities

        If your debt securities are redeemable at our option, we may choose to redeem your debt securities at times when prevailing interest rates are relatively low. In addition, if your debt securities are subject to mandatory redemption, we may be required to redeem your debt securities also at times when prevailing interest rates are relatively low. As a result, depending on market conditions at the time of a redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective rate as high as your debt securities being redeemed.

Floating rate debt securities bear additional risks

        If your debt securities bear interest at a floating rate, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results.

Uncertainty relating to the calculation of LIBOR and other reference rates and their potential discontinuance may materially adversely affect the value of the floating rate debt securities

        National and international regulators and law enforcement agencies have conducted investigations into a number of rates or indices which are deemed to be "reference rates." Actions by such regulators and law enforcement agencies may result in changes to the manner in which certain reference rates are determined, their discontinuance, or the establishment of alternative reference rates. In particular, on July 27, 2017, the Chief Executive of the U.K. Financial Conduct Authority (the "FCA"), which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR after 2021. Such announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. Notwithstanding the foregoing, it appears highly likely that LIBOR will be discontinued or modified by 2021.

        At this time, it is not possible to predict the effect that these developments, any discontinuance, modification or other reforms to LIBOR or any other reference rate, or the establishment of alternative reference rates may have on LIBOR, other benchmarks or variable rate securities, including the floating rate debt securities. Uncertainty as to the nature of such potential discontinuance, modification, alternative reference rates or other reforms may materially adversely affect the trading market for securities linked to such benchmarks, including the floating rate debt securities. Furthermore, the use of alternative reference rates or other reforms could cause the interest rate calculated for the floating rate debt securities to be materially different than expected.

        If the calculation agent determines an alternative reference rate for LIBOR as described in "Description of Debt Securities—Provisions Applicable to Both Senior and Subordinated Debt Securities—LIBOR Debt Securities" herein or pursuant to the relevant information in an accompanying prospectus supplement, the calculation agent may, after consultation with us, make certain adjustments to such rate, including applying a spread thereon or with respect to the business day convention, interest determination dates and related provisions and definitions, to make such alternative reference rate comparable to LIBOR, in a manner that is consistent with industry-accepted practices for such alternative reference rate. See "Description of Debt Securities—Provisions Applicable to Both Senior and Subordinated Debt Securities—LIBOR Debt Securities" on page 16 hereof and any relevant information in the applicable prospectus supplement.

Changes in exchange rates and exchange controls could result in a substantial loss to you

        An investment in debt securities that are denominated in, or the payment of which is determined with reference to, a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed debt security, on which all or part of any payment due is based on a currency other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed debt securities.

        Exchange rates are the result of the supply of, and the demand for, the relevant currencies. Changes in exchange rates result over time, and may vary considerably during the life of an investment denominated in or otherwise relating to a foreign currency, from the interaction of many factors directly or indirectly affecting economic and political conditions in the country or area of the applicable currency, including economic and political developments in other countries.

        Of particular importance to potential currency exchange risk are:

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  existing and expected rates of inflation;

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  existing and expected interest rate levels;

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  the balance of payments;

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  the extent of governmental surplus or deficits in the relevant countries; and

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  other financial, economic, military and political factors.

        All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the government of the applicable country and other countries important to international trade and finance.

        Exchange rates between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue or occur with respect to other currencies in the future. Fluctuations in currency exchange rates could adversely affect debt securities denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the debt securities, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the debt securities to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

        Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than the U.S. dollar. There can be no assurance that exchange controls, or other circumstances beyond our control, will not restrict or prohibit payments of principal, premium (if any) or interest or other amounts payable (if any) denominated in any such specified currency. Similarly, in the case of indexed debt securities and depending on the specific terms of the debt securities, fluctuations of the relevant underlying currencies could result in no return or in a substantial loss to the investor.

The unavailability of currencies could result in a substantial loss to you

        Except as we may specify in an accompanying prospectus supplement, if payment on a debt security is required to be made in a specified currency other than U.S. dollars and such currency is:

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  unavailable due to the imposition of exchange controls or other circumstances beyond our control;

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  no longer used by the government of the country issuing such currency; or

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  no longer used for the settlement of transactions by public institutions of, or within, the international banking community;

then all payments with respect to the debt security shall be made in U.S. dollars until such currency is again available or so used. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at a rate determined on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in an accompanying prospectus supplement. Any payment in respect of such debt security made under such circumstances in U.S. dollars will not constitute a default or an event of default under the indenture under which such debt security will have been issued.

        If the specified currency, currency unit or composite currency of a debt security is officially redenominated, then our payment obligations on such debt security will be the amount of redenominated currency, currency unit or composite currency that represents the amount of our obligations immediately before the redenomination.

        The debt securities will not provide for any adjustment to any amount payable under such debt securities as a result of:

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  any change in the value of the specified currency of those debt securities relative to any other currency due solely to fluctuations in exchange rates; or

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  any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

        Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on debt securities made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in an accompanying prospectus supplement.

Judgments in a foreign currency could result in a substantial loss to you

        The debt securities will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based on an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. If a debt security is denominated in a specified currency other than U.S. dollars, any judgment under New York law will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered.

An investment in indexed debt securities entails significant risks not associated with a similar investment in fixed or conventional floating rate debt securities

        An investment in indexed debt securities entails significant risks that are not associated with similar investments in a fixed rate or conventional floating rate debt security, and investors in certain indexed debt securities may lose their entire investment. These risks include the possibility that the applicable market measures may be subject to fluctuations, and the possibility that you will receive a lower, or no, amount of principal, premium, or interest, and at different times, than expected. In recent years, the values of certain indices have been highly volatile, and such volatility may continue in the future. Fluctuations in the value of any particular index that have occurred in the past, however, are not necessarily indicative of fluctuations that may occur in the future. Furthermore, the characterization of certain types of indexed debt securities or similar instruments is unclear for U.S. federal or other income tax purposes. As a result, the income tax consequences of an investment in indexed debt securities are uncertain. Additional risks that you should consider in connection with an investment in indexed debt securities are set forth in an accompanying prospectus supplement.

The debt securities will be effectively subordinated to all of our existing and future secured debt and to the existing and future secured debt and to the existing and future debt of our subsidiaries

        Unless otherwise specified in the accompanying prospectus supplement, the debt securities will not be secured by any of our assets or the assets of our subsidiaries. As a result, the indebtedness represented by the debt securities will effectively be subordinated to any secured indebtedness we may incur, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding up, liquidation or reorganization or other bankruptcy proceeding, any secured creditors would have a superior claim to the extent of their collateral. In addition, the debt securities will not be guaranteed by any of our subsidiaries and therefore will be structurally subordinated to the existing and future indebtedness of our subsidiaries. In the event of the dissolution, winding up, liquidation or reorganization or other bankruptcy proceeding of a subsidiary, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the debt securities. If any of the foregoing occur, we cannot assure you that there will be sufficient assets to pay amounts due on the debt securities.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows our historical ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Years Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to combined fixed charges and preferred share dividends	4.05x	5.38x	5.54x	6.22x	4.87x

        In computing the ratio of earnings to combined fixed charges and preferred stock dividends, "earnings" consist of pretax income from continuing operations, interest expense and other adjustments. For purposes of the "earnings" computation, "other adjustments" include adding the amortization of capitalized interest, the distributed net income of affiliates accounted for under the equity method, the non-controlling interest in the earnings of majority-owned subsidiaries with fixed charges, and the interest component of rental expense, and subtracting undistributed net income of affiliates accounted for under the equity method.

        "Fixed charges" consist of interest expense and other adjustments, including capitalized interest costs and the interest component of rental expense. Interest expense includes interest expense related to the Card Member lending, Card Member charge card and other activities in our consolidated statements of income included in the documents incorporated by reference in this prospectus and an accompanying prospectus supplement. Interest expense does not include interest on liabilities recorded in accordance with U.S. generally accepted accounting principles governing accounting for uncertainty in income taxes. Our policy is to classify such interest in income tax provision in the consolidated statements of income.

        Preferred stock dividends represent pre-tax earnings that would be required to cover any preferred stock dividends, computed using our effective tax rate for the period.

 USE OF PROCEEDS

        Except as may be otherwise set forth in a prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of these securities for general corporate purposes.

 DESCRIPTION OF DEBT SECURITIES

        The following briefly summarizes certain of the material terms of our debt securities. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of debt securities and other provisions that may be important to you.

        The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be either senior debt securities that rank on an equal basis with all of our other senior unsecured and unsubordinated debt, or subordinated debt securities that rank junior to all of our senior unsecured debt.

        We will issue our senior debt securities under a senior debt indenture, dated as of August 1, 2007, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. We will issue our subordinated debt securities under a subordinated debt indenture, dated as of August 1, 2007, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." When we refer to the indentures in this prospectus, we mean the indentures as they have been supplemented.

        The indentures, together with a form of supplemental indenture, have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part (including by cross-reference to our prior filings).

        The following summaries of certain provisions of the indentures are not complete and are qualified in their entirety by reference to the indentures. You should read the indentures for further information. If we make no distinction in the following summaries between the senior debt securities and the subordinated debt securities or between the indentures, such summaries refer to any debt securities and either indenture. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable definition into that statement.

Provisions Applicable to Both Senior and Subordinated Debt Securities

Issuances in Series

        The indentures allow us to issue debt securities from time to time under either indenture without limitation as to amount. We may issue the debt securities in one or more series with the same or different terms. We need not issue all debt securities of the same series at the same time (provided that any further securities issued as part of a single series with any outstanding securities of any series will have a separate CUSIP number unless the further securities either (i) have no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) are issued in a qualified reopening for U.S. federal income tax purposes). All debt securities of the same series need not bear interest at the same rate or mature on the same date. Each indenture permits the appointment of a different trustee for each series of debt securities. If there is at any time more than one trustee under the indentures, the term "trustee" means each such trustee and will apply to each such trustee only with respect to those series of debt securities for which it is serving as trustee.

        We may sell debt securities at a substantial discount below their stated principal amount that bear no interest or below market rates of interest. An accompanying prospectus supplement will describe the material federal income tax consequences and special investment considerations applicable to any such series of debt securities.

        Unless otherwise specified for debt securities denominated in a currency other than U.S. dollars or as otherwise specified in an accompanying prospectus supplement, we will issue debt securities only in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount. The debt securities will be denominated in U.S. dollars and payments of principal of and premium, if any, and interest on the debt securities will be made in U.S. dollars unless we provide otherwise in an accompanying prospectus supplement. If any of the debt securities are to be denominated in a foreign currency or currency unit, or if the principal of and premium, if any, and any interest on any of the debt securities is to be payable at your option or at our option in a currency, including a currency unit, other than that in which such debt securities are denominated, we will provide additional information pertaining to such debt securities in an accompanying prospectus supplement.

        An accompanying prospectus supplement relating to any series of debt securities being offered will contain the specific terms relating to the offering. These terms will include some or all of the following (to the extent not otherwise described in this prospectus):

  •
  the designation, aggregate principal amount and authorized denominations of the debt securities;

  •
  the percentage of the principal amount at which we will sell the debt securities and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes;

  •
  the maturity date or the method for determining the maturity date;

  •
  the terms for exchange, if any, of the debt securities;

  •
  the interest rate or rates, if any, or the method for computing such rate or rates;

  •
  the interest payment dates or the method for determining such dates;

  •
  if other than U.S. dollars, the currency or currencies in which debt securities may be denominated and purchased and the currency or currencies (including composite currencies) in which principal, premium, if any, and any interest may be payable;

  •
  if the currency for which debt securities may be purchased or in which principal, premium, if any, and any interest may be payable is at the election of us or the purchaser, the manner in which such an election may be made and the terms of such election;

  •
  if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount, the denominations in which the debt securities shall be issuable;

  •
  if other than cash, the type and amount of securities or other property, or the method by which such amount shall be determined, in which principal, premium, if any, and any interest may be payable at the election of us or the purchaser;

  •
  any mandatory or optional sinking fund, redemption or other similar terms;

  •
  any index or other method used to determine the amount of principal, premium, if any, and interest, if any, on the debt securities;

  •
  whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

  •
  information describing any book-entry features;

  •
  if a trustee other than The Bank of New York Mellon is named for the debt securities, the name and corporate trust office of such trustee;

  •
  any material federal income tax consequences;

  •
  any material provisions of the indentures that do not apply to the debt securities; and

  •
  any other specific terms of the debt securities.

Interest and Interest Rates

        Each debt security will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for at the annual rate or at a rate determined according to an interest rate formula, stated in the debt security and in an accompanying prospectus supplement, until the principal of the debt security is paid or made available for payment. We will pay interest, if any, on each interest payment date and at maturity or upon redemption or repayment, if any. Interest payment date means the date on which payments of interest on a debt security (other than payments on maturity) are to be made. Maturity means the date on which the principal of a debt security becomes due and payable, whether at the stated maturity or by declaration of acceleration or otherwise. Stated maturity means the date specified in a debt security as the date on which principal of the debt security is due and payable. Any debt security that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.

        We will pay interest to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the applicable interest payment date. Regular record date means the date on which a debt security must be held in order for the holder to receive an interest payment on the next interest payment date. However, we will pay interest at maturity or upon redemption or repayment to the person to whom we pay the principal. The first payment of interest on any debt security originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next regular record date.

        The interest payment dates for fixed rate debt securities will be as indicated in an accompanying prospectus supplement, and unless we specify otherwise in an accompanying prospectus supplement, each regular record date for a fixed rate debt security will be the fifteenth day (whether or not a business day) next preceding each interest payment date. The interest payment dates for floating rate debt securities shall be as indicated in an accompanying prospectus supplement, and unless we specify otherwise in an accompanying prospectus supplement, each regular record date for a floating rate debt security will be the fifteenth day (whether or not a business day) next preceding each interest payment date.

        Each debt security will bear interest either at a fixed rate or a floating rate determined by reference to an interest rate formula that may be adjusted by a spread or spread multiplier, if any. Spread means the number of basis points, if any, to be added or subtracted to the Commercial Paper Rate, the Federal Funds Rate, LIBOR, EURIBOR, the Prime Rate, the Treasury Rate or any other interest rate index in effect from time to time with respect to a debt security, which amount will be set forth in such debt security and the related accompanying prospectus supplement. Spread multiplier means the percentage by which the Commercial Paper Rate, the Federal Funds Rate, LIBOR, EURIBOR, the Prime Rate, the Treasury Rate or any other interest rate index in effect from time to time with respect to a debt security is to be multiplied, which amount will be set forth in such debt security and the related accompanying prospectus supplement. Any floating rate debt security may also have either or both of the following: (1) a maximum numerical interest rate limitation, or ceiling, on the rate of interest that may accrue during any interest period; and (2) a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any interest period.

        An accompanying prospectus supplement will designate one of the following interest rate bases as applicable to each debt security:

  •
  a fixed rate per year, in which case the debt security will be a fixed rate debt security;

  •
  the Commercial Paper Rate, in which case the debt security will be a Commercial Paper Rate debt security;

  •
  the Federal Funds Rate, in which case the debt security will be a Federal Funds Rate debt security;

  •
  LIBOR, in which case the debt security will be a LIBOR debt security;

  •
  EURIBOR, in which case the debt security will be a EURIBOR debt security;

  •
  the Prime Rate, in which case the debt security will be a Prime Rate debt security;

  •
  the Treasury Rate, in which case the debt security will be a Treasury Rate debt security; or

  •
  such other interest rate formula as is set forth in an accompanying prospectus supplement.

        We will specify in an accompanying prospectus supplement for each floating rate debt security the applicable index maturity for the debt security. Index maturity means the period of time designated by us as the representative maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated as set forth in a floating rate debt security bearing interest at one of those rates and in an accompanying prospectus supplement.

Fixed Rate Debt Securities

        Each fixed rate debt security will bear interest from its date of issue at the annual rate stated on the debt security. Interest on each fixed rate debt security will be paid on the interest payment dates specified in an accompanying prospectus supplement and on the maturity date, or, if the debt security is redeemable and is redeemed prior to maturity, the date of redemption. Unless we specify otherwise in an accompanying prospectus supplement, interest on fixed rate debt securities will be computed and paid on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

        The interest rate on each floating rate debt security will be equal to either (1) the interest rate calculated by reference to the specified interest rate formula (as specified in an accompanying prospectus supplement) plus or minus the spread, if any, or (2) the interest rate calculated by reference to the specified interest rate formula multiplied by the spread multiplier, if any. We will specify in an accompanying prospectus supplement the interest rate basis and the spread or spread multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each floating rate debt security. In addition, such accompanying prospectus supplement may contain particulars as to the calculation agent, calculation dates, index maturity, initial interest rate, interest determination dates, interest payment dates, regular record dates and interest reset dates with respect to such debt security.

        Interest on each floating rate debt security will be paid on the interest payment dates specified in an accompanying prospectus supplement and on the maturity date, or, if the debt security is redeemable and is redeemed prior to maturity, the date of redemption.

        If any interest payment date for any floating rate debt security would otherwise be a day that is not a business day for that floating rate debt security, the interest payment date for that floating rate debt security shall be postponed to the next day that is a business day for that floating rate debt security, except that in the case of a LIBOR debt security or a EURIBOR debt security, if such day falls in the next calendar month, the interest payment date shall be the immediately preceding day that is a business day. If any such interest payment date (other than the maturity date or date of redemption) is postponed or brought forward as described above, the interest amount will be adjusted accordingly and the holder will be entitled to more or less interest, respectively. If the maturity date or date of redemption of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date or date of redemption.

        As used in this prospectus, and unless otherwise specified in the applicable prospectus supplement, "business day" means:

  •
  with respect to any payment, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, New York City are authorized or required by law or executive order to close;

  •
  when used for any other purpose, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, New York City, or in the city in which the corporate trust office of the trustee is located, are authorized or required by law or executive order to close;

  •
  for debt securities, the interest rate of which is based on LIBOR only, such day shall also be a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London business day");

  •
  for debt securities, the interest rate of which is based on EURIBOR only or having a specified currency of euro only, such day shall be any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (version 2), or TARGET2, or any successor system, is open for business;

  •
  for debt securities having a specified currency other than U.S. dollars only or euros only, any day that, in the capital city of the country issuing the specified currency, except for Australian dollars or Canadian dollars, which will be based on the cities of Sydney or Toronto, respectively, is not a day on which banking institutions are authorized or obligated to close; and

  •
  for debt securities that are either Commercial Paper Rate debt securities, Prime Rate debt securities, or Federal Funds Rate debt securities, any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in U.S. government securities.

        The rate of interest on each floating rate debt security will be reset on the "interest reset date" as specified in an accompanying prospectus supplement.

        However, in each case the interest rate in effect from the date of issue to the first interest reset date with respect to a floating rate debt security will be the initial interest rate set forth in an accompanying prospectus supplement. If any interest reset date for any floating rate debt security would otherwise be a day that is not a business day for that floating rate debt security, the interest reset date for that floating rate debt security shall be postponed to the next day that is a business day for that floating rate debt security, except that in the case of a LIBOR debt security or a EURIBOR debt security, if such business day is in the next succeeding calendar month, the interest reset date shall be the immediately preceding business day.

        The interest rate applicable to each interest accrual period beginning on an interest reset date will be the rate determined on the calculation date, if any, by reference to the interest determination date. Calculation date means the date, if any, on which the calculation agent (as defined below) is to calculate an interest rate for a floating rate debt security.

        Unless otherwise specified in an accompanying prospectus supplement, the calculation date, where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be. Calculation agent means the agent we appoint to calculate interest rates on floating rate debt securities. The calculation agent will be The Bank of New York Mellon unless we specify otherwise in an accompanying prospectus supplement.

        The interest determination date pertaining to an interest reset date will be:

  •
  the second business day preceding such interest reset date for (1) a Commercial Paper Rate debt security, (2) a Federal Funds Rate debt security, or (3) a Prime Rate debt security;

  •
  the second business day preceding such interest reset date for a LIBOR debt security or a EURIBOR debt security; or

  •
  the day of the week in which such interest reset date falls on which Treasury bills would normally be auctioned for a Treasury Rate debt security.

        Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, such Friday will be the interest determination date for the Treasury Rate debt security pertaining to the interest reset date occurring in the next succeeding week. If an auction date shall fall on any interest reset date for a Treasury Rate debt security, then such interest reset date shall instead be the first business day immediately following such auction date. Unless otherwise specified in an accompanying prospectus supplement, the interest determination date pertaining to a floating rate debt security, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate debt security. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in an accompanying prospectus supplement.

        Unless we specify otherwise in an accompanying prospectus supplement, the interest payable on each interest payment date or at maturity for floating rate debt securities will be the amount of interest accrued from and including the issue date or from and including the last interest payment date to which interest has been paid, as the case may be, to, but excluding, such interest payment date or the date of maturity, as the case may be.

        Accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the face amount of a debt security by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded to the nearest one hundred-thousandth of a percentage point (e.g., 9.876544% and 9.876545% being rounded to 9.87654% and 9.87655%, respectively)) for each such day is computed by dividing the interest rate (expressed as a decimal rounded to the nearest one hundred-thousandth of a percentage point) applicable to such date by 360, in the case of Commercial Paper Rate debt securities, Federal Funds Rate debt securities, LIBOR debt securities, EURIBOR debt securities and Prime Rate debt securities, or by the actual number of days in the year, in the case of Treasury Rate debt securities. All dollar amounts used in or resulting from calculations on floating rate debt securities will be rounded to the nearest cent with one half cent being rounded upward.

        The calculation agent will, upon the request of the holder of any floating rate debt security, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made on the most recent interest determination date with respect to such debt security. For purposes of calculating the rate of interest payable on floating rate debt securities, we will enter into an agreement with the calculation agent.

In addition to any maximum interest rate that may be applicable to any floating rate debt security, the interest rate on the floating rate debt securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present

New York law, the maximum rate of interest, with few exceptions, is 25% per year (calculated on a simple interest basis). This limit only applies to obligations that are less than $2,500,000.

Commercial Paper Rate Debt Securities

        A Commercial Paper Rate debt security will bear interest at an interest rate calculated with reference to the Commercial Paper Rate and the spread or spread multiplier, if any, that we specify in the Commercial Paper Rate debt security and in an accompanying prospectus supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement, Commercial Paper Rate for any interest determination date will be the money market yield (calculated as described below) of the rate on that date for commercial paper having the index maturity designated in an accompanying prospectus supplement as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication, to which we refer as "H.15(519)," under the heading "Commercial Paper—Nonfinancial."

        The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

  •
  In the event that such rate is not published prior to 3:00 p.m., New York City time, on the applicable calculation date, then the Commercial Paper Rate shall be the money market yield of the rate on such date for commercial paper having the index maturity designated in an accompanying prospectus supplement as published in the daily update of H.15(519), available through the worldwide website of the Federal Reserve at http://www.federalreserve.gov/releases/H15/update, or any successor site or publication, to which we refer as "H.15 Daily Update," under the heading "Commercial Paper—Nonfinancial" (with an index maturity of one month or three months being deemed to be equivalent to an index maturity of 30 days or 90 days, respectively).

  •
  If by 3:00 p.m., New York City time, on such calculation date such rate is not yet published in H.15(519) or H.15 Daily Update, then the Commercial Paper Rate for such interest determination date shall be calculated by the calculation agent and shall be the money market yield of the arithmetic mean (each as rounded to the nearest one hundred- thousandth of a percentage point) of the offered rates of three leading dealers of commercial paper in New York City selected by us, as of 11:00 a.m., New York City time, on such date, for commercial paper having the index maturity designated in an accompanying prospectus supplement placed for a non-financial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency.

  •
  If the dealers selected by us are not quoting as mentioned in the previous sentence, the Commercial Paper Rate with respect to such interest determination date will be the same as the Commercial Paper Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        Money market yield will be a yield (expressed as a percentage rounded to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield	=	D × 360 360–(D × M)	x	100

where "D" refers to the annual rate for the commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

Federal Funds Rate Debt Securities

        A Federal Funds Rate debt security will bear interest at an interest rate calculated with reference to the Federal Funds Rate and the spread or spread multiplier, if any, that we specify in the Federal Funds Rate debt security and in an accompanying prospectus supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement, Federal Funds Rate for any interest determination date will be the rate on that date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," as such rate is displayed on Reuters ("Reuters") (or any successor service) on page FEDFUNDS1 (or any page which may replace such page).

        The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

  •
  If that rate is not published by 3:00 p.m., New York City time, on the applicable calculation date, the Federal Funds Rate will be the rate on such interest determination date as published in H.15 Daily Update under the heading "Federal Funds (Effective)."

  •
  If such rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the applicable calculation date, then the Federal Funds Rate for such interest determination date will be calculated by the calculation agent and will be the arithmetic mean (rounded to the nearest one hundred- thousandth of a percentage point) of the rates as of 9:00 a.m., New York City time, on such date for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in New York City selected by us.

  •
  If the brokers selected by us are not quoting as mentioned in the previous sentence, the Federal Funds Rate with respect to such interest determination date will be the same as the Federal Funds Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

LIBOR Debt Securities

        A LIBOR debt security will bear interest at an interest rate calculated with reference to LIBOR and the spread or spread multiplier, if any, that we specify in the LIBOR debt security and in an accompanying prospectus supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement, LIBOR will be determined by the calculation agent in accordance with the following provisions in the order set forth below:

  (1)
  On each interest determination date, LIBOR will be determined on the basis of the offered rate for deposits in the London interbank market in the index currency (as defined below) having the index maturity designated in an accompanying prospectus supplement that appears on the Designated LIBOR Page (as defined below) or a similar reporter of such rates selected by us, as of 11:00 a.m., London time, on such interest determination date.

  (2)
  If, on any such interest determination date, no rate appears on the Designated LIBOR Page, except as provided in clause (3) below, we will request the principal London offices of four major reference banks (which may include any underwriters, agents or their affiliates) in the London interbank market selected by us to provide their respective offered quotation for deposits in the index currency for the period of the index maturity designated in an accompanying prospectus supplement commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is at least U.S. $1,000,000 or the approximate equivalent in such index currency that is representative for a single transaction in such index currency in such market at such time. If at least two such quotations are provided, LIBOR in respect of such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in an accompanying prospectus supplement), in the principal financial center of the country of the specified index currency, on that interest determination date for loans made in the index currency to leading European banks having the index maturity designated in an accompanying prospectus supplement commencing on the second London business day immediately following such interest determination date and in a principal amount that is representative for a single transaction in that index currency in such market at such time by three major reference banks (which may include any underwriters, agents or their affiliates) in such principal financial center selected by us. If fewer than three major reference banks so selected by us are quoting such rates as mentioned in the preceding sentence, LIBOR with respect to such interest determination date will be the same as LIBOR in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

  (3)
  Notwithstanding clause (2) above, if we or the calculation agent determine that LIBOR has been permanently discontinued, the calculation agent will use, as a substitute for LIBOR (the "Alternative Rate") and for each future interest determination date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice. As part of such substitution, the calculation agent will, after consultation with us, make such adjustments ("Adjustments") to the Alternative Rate or the spread thereon, as well as the business day convention, interest determination dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such Alternative Rate for debt obligations, such as floating rate debt securities. If the calculation agent determines, following consultation with us, that there is no clear market consensus as to whether any rate has replaced LIBOR in customary market usage, we will appoint, in our sole discretion, a new calculation agent, who may be our affiliate, to replace The Bank of New York Mellon, solely in its role as calculation agent in respect of the relevant series of floating rate debt securities, to determine the Alternative Rate and make any Adjustments thereon, and whose determinations will be binding on us, the trustee and the holders. If, however, the calculation agent determines that LIBOR has been discontinued, but for any reason an Alternative Rate has not been determined, LIBOR will be equal to such rate on the interest determination date when LIBOR was last available on the Designated LIBOR Page, as determined by the calculation agent.

        "Index currency" means the currency (including currency units and composite currencies) specified in an accompanying prospectus supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in an accompanying prospectus supplement, the index currency will be U.S. dollars.

        "Designated LIBOR Page" means the display on page LIBOR01 (or any other page specified in an accompanying prospectus supplement) of Reuters (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable index currency (or such other page as may replace that page on that service for the purpose of displaying such rates).

EURIBOR Debt Securities

        Each EURIBOR debt security will bear interest for each interest reset period at an interest rate equal to EURIBOR and any spread or spread multiplier as specified in the debt security and an accompanying prospectus supplement.

        The calculation agent will determine EURIBOR on each EURIBOR determination date. The EURIBOR determination date is the second business day prior to the interest reset date for each interest reset period.

        On a EURIBOR determination date, the calculation agent will determine EURIBOR for each interest reset period as follows.

        The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in an accompanying prospectus supplement, commencing on the interest reset date, which appears on page EURIBOR01 on Reuters or any successor service as of 11:00 a.m., Brussels time, on that interest determination date.

        If EURIBOR cannot be determined on a EURIBOR determination date as described above, then the calculation agent will determine EURIBOR as follows:

  •
  We will select four major banks in the euro-zone interbank market.

  •
  We will request that the principal euro-zone offices of those four selected banks provide their offered quotations to prime banks in the euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. These quotations shall be for deposits in euros for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to at least €1,000,000 or the approximate equivalent in U.S. dollars that is representative of a single transaction in such market at that time.

  (1)
  If two or more quotations are provided, EURIBOR for the interest reset period will be the arithmetic mean of those quotations.

  (2)
  If less than two quotations are provided, we will select three major banks in the euro-zone and the calculation agent will follow the steps in the two bullet points below:

  •
  The calculation agent will then determine EURIBOR for the interest reset period as the arithmetic mean of rates quoted by those three major banks in the euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the EURIBOR determination date. The rates quoted will be for loans in euros, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least €1,000,000 or the approximate equivalent in U.S. dollars that is representative of a single transaction in such market at that time.

  •
  If the banks so selected by us are not quoting rates as described above, EURIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no preceding interest reset period, the rate of interest will be the initial interest rate.

        "Euro-zone" means the region comprised of the member states of the European Union that adopted the Euro as their single currency in accordance with the Treaty establishing the European Community, as amended.

Prime Rate Debt Securities

        A Prime Rate debt security will bear interest at an interest rate calculated with reference to the Prime Rate and the spread or spread multiplier, if any, that we specify in the Prime Rate debt security and in an accompanying prospectus supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement, Prime Rate for any interest determination date will be the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

        The following procedures will be followed if the Prime Rate cannot be determined as described above:

  •
  If the rate is not published by 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the rate on that interest determination date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading "Bank Prime Loan."

  •
  If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters page USPRIME1 ("Reuters page USPRIME1") or any similar service as that bank's prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on the Reuters screen USPRIME1 Page on that interest determination date.

  •
  If fewer than four rates appear on the Reuters screen USPRIME1 Page for that interest determination date, the calculation agent will determine the Prime Rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by three major banks in New York City selected by us, from which quotations are requested.

  •
  If the banks so selected by us are not quoting rates as described above, the Prime Rate with respect to that interest determination date will be the same as the Prime Rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" of the Reuters Monitor Money Rates Service, or any similar service, or any other page that may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate Debt Securities

        A Treasury Rate debt security will bear interest at an interest rate calculated with reference to the Treasury Rate and the spread or spread multiplier, if any, that we specify in the Treasury Rate debt security and in an accompanying prospectus supplement.

        Unless we indicate otherwise in an accompanying prospectus supplement, the Treasury Rate for any interest determination date will be the rate applicable to the auction held on such date of direct obligations of the United States ("Treasury bills") having the index maturity specified in an accompanying prospectus supplement as such rate appears opposite the caption "INVEST RATE" on the display on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page) or page USAUCTION11 (or any other page as may replace such page).

        The following procedures will be followed if the Treasury Rate cannot be determined as above:

  •
  If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High."

  •
  In the event that the results of the auction of Treasury bills having the index maturity specified in an accompanying prospectus supplement are not published or reported as provided above by 3:00 p.m., New York City time, on such calculation date, or if no such auction is held on such interest determination date, then the calculation agent will determine the Treasury Rate to be the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury.

  •
  In the event that the auction rate of Treasury bills having the index maturity designated in an accompanying prospectus supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the accompanying prospectus supplement as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

  •
  In the event such rate is not published by 3:00 p.m., New York City time, on such calculation date, then the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers selected by us for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in an accompanying prospectus supplement.

  •
  If the dealers selected by us are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        Bond Equivalent Yield means a yield (expressed as a percentage) calculated as follows:

Bond Equivalent Yield	=	D × N 360–(D × M)	x	100

where "D" refers to the applicable annual rate for the Treasury bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

Amortizing Debt Securities

        We may from time to time offer amortizing debt securities on which a portion or all of the principal amount is payable prior to stated maturity:

  •
  in accordance with a schedule;

  •
  by application of a formula; or

  •
  based on an index.

        Further information concerning additional terms and conditions of any amortizing debt securities, including terms of repayment of such debt securities, will be set forth in an accompanying prospectus supplement.

Indexed Debt Securities

        We may also issue indexed debt securities on which the principal amount payable at maturity, premium, if any, and/or interest payments are determined with reference to the price or prices of specified commodities (including baskets of commodities), securities (including baskets of securities), interest rate indices, interest rate or exchange rate swap indices, the exchange rate of one or more specified currencies (including baskets of currencies or a composite currency) relative to an indexed currency, or such other price or exchange rate or other financial or non-financial index or indices as we may specify in such indexed debt security and in an accompanying prospectus supplement for the indexed debt security. Holders of indexed debt securities may receive a principal amount at maturity that is greater than, equal to, or less than the face amount of the indexed debt securities depending upon the relative value at maturity of the specified index. We will provide information on the method for determining the principal payable at maturity, premium, if any and/or interest payments in an accompanying prospectus supplement for the indexed debt securities. Certain historical information, where applicable, with respect to the specified indexed item or items and tax considerations associated with an investment in indexed debt securities will also be provided in an accompanying prospectus supplement.

        Notwithstanding anything to the contrary contained herein or in an accompanying prospectus, for purposes of determining the rights of a holder of an indexed debt security in respect of voting for or against amendments to the indentures and modifications and the waiver of rights thereunder, the principal amount of such indexed debt security shall be deemed to be equal to the face amount thereof upon issuance. The amount of principal payable at maturity will be specified in an accompanying prospectus supplement.

Original Issue Discount Debt Securities

        We may issue original issue discount debt securities at an issue price (as specified in an accompanying prospectus supplement) that is less than 100% of the principal amount of such debt securities (i.e., par). Original issue discount debt securities may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount debt security and par is referred to herein as the "discount." In the event of redemption, repayment or acceleration of maturity of an original issue discount debt security, the amount payable to the holder of an original issue discount debt security will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount debt security (if applicable), multiplied by the initial redemption percentage specified in an accompanying prospectus supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount debt security accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

        Unless otherwise specified in an accompanying prospectus supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount debt security, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount debt security (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount debt security and an assumption that the maturity of such original issue discount debt security will not be accelerated. If the period from the date of issue to the initial interest payment date, or the initial period, for an original issue discount debt security is shorter than the compounding period for such original issue discount debt security, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code.

        Certain original issue discount debt securities may not be treated as having original issue discount for federal income tax purposes, and debt securities other than original issue discount debt securities may be treated as issued with original issue discount for federal income tax purposes. We refer you to "Certain U.S. Federal Income Tax Consequences."

Payment

        Unless otherwise specified in an accompanying prospectus supplement, principal and premium, if any, and interest, if any, on the debt securities will be payable initially at the principal corporate trust office of the trustee. At our option, payment of interest may be made, subject to collection, by check mailed to the holders of record at the address registered with the trustee.

        If the principal of or premium, if any, and interest, if any, on any series of debt securities is payable in foreign currencies or if debt securities are sold for foreign currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to such debt securities will be described in an accompanying prospectus supplement.

Modification of the Indenture

        We may make modifications and amendments to the indentures with respect to one or more series of debt securities by supplemental indentures without the consent of the holders of those debt securities in the following instances:

  •
  to evidence the succession of another corporation to us and the assumption by such successor of our obligations under the indenture;

  •
  to add to or modify our covenants or events of default for the benefit of the holders of the debt securities;

  •
  to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

  •
  to surrender any right or power conveyed by the indenture upon us;

  •
  to establish the form or terms of the debt securities of any series;

  •
  to cure any ambiguity, to correct or supplement any provision that may be defective or inconsistent with any other provision or make any other provisions with respect to matters or questions arising under the indentures that will not adversely affect the interests of the holders in any material respect;

  •
  to modify, eliminate or add to the provisions of the indentures as necessary to qualify it under any applicable federal law;

  •
  to name, by supplemental indenture, a trustee other than The Bank of New York Mellon for a series of debt securities;

  •
  to provide for the acceptance of appointment by a successor trustee;

  •
  to add to or modify the provisions of the indentures to provide for the denomination of debt securities in foreign currencies;

  •
  to supplement any provisions of the indentures as is necessary to permit or facilitate the defeasance and discharge of any debt securities as described in this prospectus;

  •
  to prohibit the authentication and delivery of additional series of debt securities;

  •
  to modify the provisions of the indenture in accordance with amendments to the Trust Indenture Act provided that such modifications do not materially affect the interests of security holders;

  •
  to modify the provisions of the indentures provided that such modifications do not apply to any outstanding security; or

  •
  to provide for the issuance of securities in bearer form.

        Any other modifications or amendments of the indentures by way of supplemental indenture require the consent of the holders of a majority in principal amount of the debt securities at the time outstanding of each series affected. However, no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

  •
  modify the terms of payment of principal, premium or interest;

  •
  reduce the percentage of holders of debt securities necessary to modify or amend the indentures or waive our compliance with any restrictive covenant;

  •
  modify the provisions governing supplemental indentures with consent of holders or waiver of past defaults, except to increase the percentage of consents required to provide that certain other provisions cannot be varied without unanimous consent; or

  •
  subordinate the indebtedness evidenced by the debt securities to any of our other indebtedness.

Events of Default, Notice and Waiver

        The indentures provide holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indentures.

        Unless otherwise stated in an accompanying prospectus supplement, an event of default with respect to any series of debt securities will be:

  •
  default in the payment of the principal of, or premium, if any, on any debt security of that series when it is due and payable;

  •
  default in making a sinking fund payment or analogous obligation, if any, when due and payable;

  •
  default for 30 days in the payment of an installment of interest, if any, on any debt security of that series;

  •
  default for 60 days after written notice to us in the performance of any other covenant in respect of the debt securities of that series;

  •
  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or our property;

  •
  an event of default with respect to any other series of debt securities outstanding under the indentures or as defined in any other indenture or instrument under which we have outstanding any indebtedness for borrowed money, as a result of which indebtedness of us of at least $50,000,000 principal amount shall have been accelerated and that acceleration shall not have been annulled within 15 days after written notice thereof; and

  •
  any other event of default provided in or pursuant to an applicable resolution of our Board of Directors or the supplemental indenture under which that series of debt securities is issued.

        An event of default with respect to a particular series of debt securities issued under the indentures does not necessarily constitute an event of default with respect to any other series of debt securities. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except in the payment of principal, premium or interest, if it considers such withholding to be in the interests of the holders of that series.

        If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of 25% in aggregate principal amount of the debt securities of that series may declare the principal, or in the case of discounted debt securities, such portion thereof as may be described in an accompanying prospectus supplement, of all the debt securities of that series to be due and payable immediately.

        The indentures contain a provision entitling the trustee to be indemnified to its reasonable satisfaction by the holders before exercising any right or power under the indentures at the request of any of the holders. The indentures provide that the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee with respect to the debt securities of that series. The right of a holder to institute a proceeding with respect to the indentures is subject to certain conditions precedent including notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal and premium, if any, at stated maturity and interest on any overdue principal and interest or to institute suit for the enforcement thereof.

        The holders of not less than a majority in principal amount of the outstanding debt securities of any series under the indentures may on behalf of the holders of all the debt securities of that series waive any past defaults, except a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of that series and a default in respect of a covenant or provision of the indentures that cannot be amended or modified without the consent of the holder of each debt security affected.

        We are required by the indentures to furnish to the trustee annual statements as to the fulfillment of our obligations under the indentures.

Redemption and Repayment

        Unless we specify otherwise in an accompanying prospectus supplement, the debt securities will not be redeemable prior to their stated maturity. If we so specify in an accompanying prospectus supplement, the debt security will be redeemable on or after the date or dates set forth in such supplement, either in whole or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount to be redeemed or at such other price or prices set forth in such prospectus supplement. We will pay interest accrued on a redeemed debt security to the date of redemption, and will give notice of redemption no more than 60 and not less than 30 days prior to the date of redemption. The debt securities will not be subject to any sinking fund or to any provisions for repayment at your option unless we specify otherwise in an accompanying prospectus supplement.

Defeasance of the Indentures and Debt Securities

        The indentures permit us to be discharged from our obligations under the indentures and with respect to a particular series of debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance.

        Unless an accompanying prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of such series of debt securities, then from and after the ninety-first day following such deposit:

  •
  we will be deemed to have paid and discharged the entire indebtedness on the debt securities of any such series; and

  •
  our obligations under the indentures with respect to the debt securities of that series will cease to be in effect, except for certain obligations to register the transfer or exchange of the debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust.

        The indentures also provides that the defeasance will not be effective unless we deliver to the trustee a written opinion of our counsel to the effect that holders of the debt securities subject to defeasance will not recognize gain or loss on those debt securities for federal income tax purposes solely as a result of the defeasance and that the holders of those debt securities will be subject to federal income tax in the same amounts and at the same times as would be the case if the defeasance had not occurred.

        Following the defeasance, holders of the applicable debt securities would be able to look only to the trust fund for payment of principal and premium, if any, and interest, if any, on their debt securities.

Governing Law

        The laws of the State of New York will govern the indentures and the debt securities.

Concerning the Trustee

        The Bank of New York Mellon, the trustee under the indentures, provides corporate trust services to us. In addition, affiliates of the trustee provide investment banking, bank and corporate trust services and extend credit to us and many of our subsidiaries. We and our affiliates may have other customary banking relationships (including other trusteeships) with the trustee.

Global Securities and Global Clearance and Settlement Procedures

        We may issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless we state otherwise in an accompanying prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

        Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

        Unless stated otherwise in an accompanying prospectus supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear, (outside of the United States) if you are participants of such systems, or indirectly through organizations that are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

        As long as the debt securities of a series are represented by the global securities, we will pay principal of and interest and premium on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, an accompanying prospectus supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. No fewer than 15 calendar days prior to the regular record date for a payment, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account. DTC will notify the trustee or paying agent on or prior to the fifth business day after the regular record date for any payment of interest or dividends, and the tenth business day prior to the payment date for any payment of principal, with the amount of such payment to be received in such foreign currency and the applicable wire transfer instructions. The trustee or paying agent shall use such instructions to pay the participant directly. If DTC does not notify the trustee or paying agent, it is understood that only U.S. dollar payments are to be made in respect of the payment.

        We have been advised by DTC as follows:

  •
  DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        Global certificates are generally not transferable. We will issue physical certificates to beneficial owners of a global security if:

  •
  the depositary notifies us that it is unwilling or unable to continue as depositary for such global securities or the depositary ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation and we are unable to locate a qualified successor depositary;

  •
  an event of default has occurred and is continuing with respect to the applicable series of securities; or

  •
  we decide in our sole discretion that we do not want to have the debt securities of that series represented by global certificates.

        If any of the events described in the preceding paragraph occurs, we will issue definitive securities in certificated form in an amount equal to a holder's beneficial interest in the securities. Definitive securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities.

        In the event that definitive securities are issued:

  •
  holders of definitive securities will be able to receive payments of principal and interest on their debt securities at the office of our paying agent maintained in the Borough of Manhattan or, at our option, by check mailed to the address of the person entitled to the payment at his or her address in the security register;

  •
  holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust office of The Bank of New York Mellon. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

  •
  any moneys we pay to our paying agents for the payment of principal and interest on the debt securities that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

        You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

        The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Provisions Applicable Solely to Subordinated Securities

General

        We may issue subordinated debt securities in one or more series under the subordinated debt indenture. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these securities. The subordinated debt securities will rank on an equal basis with certain of our other subordinated debt that may be outstanding from time to time and will rank junior to all of our senior indebtedness, as defined below, including any senior debt securities, that may be outstanding from time to time.

        If subordinated debt securities are issued under the subordinated indenture, the aggregate principal amount of senior indebtedness outstanding as of a recent date will be set forth in an accompanying prospectus supplement. Neither the senior nor the subordinated indenture restricts the amount of senior indebtedness that we may incur.

Subordination

        The payment of the principal of, and premium, if any, and interest on the subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the subordinated indenture, in right of payment to the prior payment in full of all of our senior indebtedness. The term senior indebtedness is defined in the subordinated indenture as indebtedness we incur for money borrowed, all deferrals, renewals or extensions of any of that indebtedness and all evidences of indebtedness issued in exchange for any of that indebtedness. Senior indebtedness also includes our guarantees of the foregoing items of indebtedness for money borrowed by persons other than us, unless, in any such case, that indebtedness or guarantee provides by its terms that it will not constitute senior indebtedness.

        The subordinated debt indenture provides that, unless all principal of, and any premium or interest on, the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment or other distribution may be made with respect to the subordinated indebtedness in the following circumstances:

  •
  any acceleration of the principal amount due on the subordinated debt securities;

  •
  our dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings;

  •
  a default in the payment of principal, premium, if any, sinking fund or interest with respect to any of our senior indebtedness; or

  •
  an event of default, other than a default in the payment of principal, premium, if any, sinking funds or interest, with respect to any senior indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders of senior indebtedness to accelerate its maturity, and such event of default has not been cured or waived.

        A merger, consolidation or conveyance of all or substantially all of our assets on the terms and conditions provided in the subordinated indenture will not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of these subordination provisions.

        If the holders of subordinated securities receive any payment or distribution of our assets not permitted by the subordination provisions, the holders of subordinated debt securities will have to repay that amount to the holders of the senior debt securities or to the trustee.

Subrogation

        After the payment in full of all senior indebtedness, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our assets or securities applicable to the senior indebtedness until the subordinated debt securities are paid in full. Under these subrogation provisions, no payments or distributions to the holders of senior indebtedness which otherwise would have been payable or distributable to holders of the subordinated debt securities will be deemed to be a payment by us to or on the account of the senior indebtedness. These provisions of the subordinated indenture are intended solely for the purpose of defining the relative rights of the holders of the subordinated debt securities and the holders of the senior debt securities. Nothing contained in the subordinated indenture is intended to impair our absolute obligation to pay the principal of and premium and interest on the subordinated debt securities in accordance with their terms or to affect the relative rights of the holders of the subordinated debt securities and our creditors other than the holders of the senior indebtedness. These subrogation provisions of the subordinated indenture will not prevent the holder of any subordinated debt security from exercising all remedies otherwise permitted by applicable law upon default of that security, subject to the rights of subordination described above.

Provisions Applicable Solely to Senior Securities

Restrictions as to Liens

        The senior indenture includes a covenant providing that we will not at any time directly or indirectly create, or allow to exist or be created, any mortgage, pledge, encumbrance or lien of any kind upon:

  •
  any shares of capital stock owned by us of any of American Express Travel Related Services Company, Inc. or American Express Banking Corporation and any one or more of our subsidiaries that succeeds to all or substantially all of the business or ownership of the property of those companies, so long as they continue to be our subsidiaries, which we refer to collectively as the "principal subsidiaries"; or

  •
  any shares of capital stock owned by us of a subsidiary that owns, directly or indirectly, capital stock of the principal subsidiaries.

        However, liens of this nature are permitted if we provide that the senior debt securities will be secured by the lien equally and ratably with any and all other obligations also secured, for as long as any other obligations of that type are so secured. Also, we may incur or allow to exist upon the stock of the principal subsidiaries liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith, or liens of judgments that are on appeal or are discharged within 60 days.

        This covenant will cease to be binding on us with respect to any series of the senior debt securities to which this covenant applies following discharge of those senior debt securities.

DESCRIPTION OF PREFERRED SHARES

General

        The following briefly summarizes certain of the material terms of our preferred shares. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement together with the certificate of designation relating to that series and our amended and restated certificate of incorporation for a more detailed description of a particular series of preferred shares and other provisions that may be important to you.

        Under our amended and restated certificate of incorporation, we are authorized to issue 20,000,000 preferred shares, par value $1.66 2/3 per share. At December 31, 2017, we had outstanding 750 shares of 5.200% Fixed Rate/Floating Rate Noncumulative Preferred Shares, Series B (the "Series B Preferred Stock") and 850 shares of 4.900% Fixed Rate/Floating Rate Noncumulative Preferred Shares, Series C (the "Series C Preferred Stock"). Our Board of Directors is authorized to issue our preferred shares from time to time in one or more series with such designations, voting powers, dividend rates, rights of redemption, conversion rights or other special rights, preferences and limitations as may be stated in resolutions adopted by our Board of Directors.

        The preferred shares will have the dividend, liquidation and voting rights set forth below unless otherwise provided in the prospectus supplement relating to a particular series of preferred shares. You should read the prospectus supplement relating to the particular series of the preferred shares being offered for specific terms, including:

  •
  the title and number of shares offered and liquidation preference per share;

  •
  the price per share;

  •
  the dividend rate, the dates on which dividends will be payable, the conditions under which dividends will be payable or the method of determining that rate, dates and conditions;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will begin to accumulate;

  •
  whether dividends are participating or non-participating;

  •
  any redemption, sinking fund or analogous provisions;

  •
  any conversion or exchange provisions;

  •
  whether we have elected to offer depositary shares with respect to the preferred shares, as described below under "Depositary Shares";

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  whether the preferred shares will have voting rights, in addition to the voting rights described below, and, if so, the terms of those voting rights; and

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  any additional dividend, liquidation, redemption, sinking fund or other rights, preferences, privileges, limitations and restrictions.

        When issued, the preferred shares will be fully paid and nonassessable.

Dividend Rights

        All preferred shares will be of equal rank with each other regardless of series. If the stated dividends or the amounts payable on liquidation are not paid in full, the preferred shares of all series will share ratably in the payment of dividends and in any distribution of assets. All preferred shares will have dividend rights prior to the dividend rights of the common shares.

Rights Upon Liquidation

        Unless otherwise specified in an accompanying prospectus supplement, in the event of a liquidation, each series of the preferred shares will rank on an equal basis with all other outstanding preferred shares and prior to the common stock as to dividends and distributions.

Voting Rights

        Except as described below, the holders of preferred shares have no voting rights, other than as may be required by law. Whenever dividends payable on the preferred shares of any series will be in arrears in an aggregate amount at least equal to six full quarterly dividends on that series, the holders of the outstanding preferred shares of all series will have the special right, voting separately as a single class, to elect two directors at the next succeeding annual meeting of shareholders. Subject to the terms of any outstanding series of preferred shares, the holders of common stock and the holders of one or more series of preferred shares then entitled to vote will have the right, voting as a single class, to elect the remaining authorized number of directors.

        At each meeting of shareholders at which the holders of the preferred shares will have this special right, the presence in person or by proxy of the holders of record of one-third of the total number of the preferred shares of all series then issued and outstanding will constitute a quorum of that class. Each director elected by the holders of the preferred shares of all series will hold office until the annual meeting of shareholders next succeeding that election and until that director's successor, if any, is elected by those holders and qualified or until the death, resignation or removal of that director in the manner provided in our by-laws. A director elected by the holders of the preferred shares of all series may only be removed without cause by those holders. In case any vacancy will occur among the directors elected by the holders of the preferred shares of all series, that vacancy may be filled for the unexpired portion of the term by vote of the remaining directors elected by such shareholders, or that director's successor in office. If such vacancy occurs more than 90 days prior to the first anniversary of the next preceding annual meeting of shareholders, the vacancy may be filled by the vote of those shareholders taken at a special meeting of those shareholders called for that purpose. Whenever all arrears of dividends on the preferred shares of all series will have been paid and dividends for the current quarterly period will have been paid or declared and provided for, the right of the holders of the preferred shares of all series to elect two directors will terminate at the next succeeding annual meeting of shareholders.

        The consent of the holders of at least two-thirds of the outstanding preferred shares voting separately as a single class will be required for:

  •
  the authorization of any class of shares ranking prior to the preferred shares as to dividends or upon liquidation, dissolution or winding up;

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  an increase in the authorized amount of any class of shares ranking prior to the preferred shares; or

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  the authorization of any amendment to our restated certificate of incorporation or by-laws that would adversely affect the relative rights, preferences or limitations of the preferred shares. If any such amendment will adversely affect the relative rights, preferences or limitations of one or more, but not all, of the series of preferred shares then outstanding, the consent of the holders of at least two-thirds of the outstanding preferred shares of the several series so affected will be required in lieu of the consent of the holders of at least two-thirds of the outstanding preferred shares of all series.

        In any case in which the holders of the preferred shares will be entitled to vote separately as a single class, each holder of preferred shares of any series will be entitled to one vote for each such share held.

 DESCRIPTION OF DEPOSITARY SHARES

        The following briefly summarizes certain of the material terms of our depositary receipts. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement together with the deposit agreement and depositary receipts relating to each series of preferred shares filed with the SEC in connection with the offering of that series of depositary receipts.

        We may elect to offer fractional interests in preferred shares rather than preferred shares, with those rights and subject to the terms and conditions that we may specify in the related prospectus supplement. If we do, we will select a depositary that will issue to the public receipts for depositary shares, each of which will represent fractional interests of a particular series of preferred shares. These depositary receipts will be distributed in accordance with the terms of the offering described in the related prospectus supplement.

        The depositary will be a bank or trust company that has its principal office in the United States. We will deposit the preferred shares underlying the depositary shares with the depositary under the terms of a separate deposit agreement. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary.

 DESCRIPTION OF COMMON SHARES

        The following briefly summarizes certain of the material terms of our common shares. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of common shares and other provisions that may be important to you. The following description of the common shares does not purport to be complete and is subject to, and qualified in its entirety by reference to the applicable provisions of the New York Business Corporation Law, our amended and restated certificate of incorporation and our by-laws.

        We are authorized to issue up to 3,600,000,000 common shares, par value $0.20 each. At December 31, 2017, we had outstanding 858,744,953 common shares. As of December 31, 2017, we had reserved approximately 29 million common shares for issuance under employee stock and employee benefit plans.

        Dividends.    Subject to the prior rights of holders of any preferred shares, holders of common shares are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for that purpose.

        Liquidation Rights.    In the event of our liquidation, dissolution or winding up, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of common shares are entitled to ratable distribution of the remaining assets available for distribution to shareholders.

        Voting Rights.    Each common share is entitled to one vote on all matters submitted to a vote of shareholders. Holders of the common shares do not have cumulative voting rights.

        No Redemption Provisions.    The common shares are not subject to redemption by operation of a sinking fund or otherwise.

        No Preemptive Rights.    Holders of common shares are not entitled to preemptive rights.

        No Assessment.    The issued and outstanding common shares are fully paid and non-assessable.

        Transfer Agent and Registrar.    The transfer agent and registrar for the common shares is Computershare, P.O. Box 43006, Providence, RI 02940-3006.

        Certain provisions of our amended and restated certificate of incorporation and our by-laws as well as the New York Business Corporations Law may have the effect of encouraging persons considering unsolicited tender offers or unilateral takeover proposals for us to negotiate with the Board of Directors and could thereby have an effect of delaying, deferring or preventing a change in control. These provisions include:

        Authorized But Unissued Shares.    As of December 31, 2017, 2,738,400,423 common shares were authorized but unissued and 2,854,624 common shares were held by us as treasury shares. Such shares could be issued without stockholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction. In this regard, our amended and restated certificate of incorporation grants the Board of Directors broad corporate power to establish the rights and preferences of preferred stock, one or more classes or series of which could be issued which would entitle holders to exercise rights which could have the effect of impeding a takeover, including rights to convert or exchange the stock into common shares or other securities or to demand redemption of the stock at a specified price under prescribed circumstances related to a change of control.

        Advance Notice By-law.    Under our by-laws, written notice of any proposal to be presented by any shareholder or any person to be nominated by any shareholder for election as a director must be received by our corporate secretary at our principal executive offices not less than 90 nor more than 120 days prior to the anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is not within 25 days before or after such anniversary date, such notice must be received not later than 10 days following the day on which the date of the meeting is first disclosed to the shareholders or publicly, whichever occurs first.

        Anti-Takeover Provisions under New York Law.    We are subject to Section 912 of the New York Business Corporation Law. With specified exemptions, this statute prohibits a New York corporation listed on a national securities exchange from engaging in a business combination (as defined in Section 912(a)(5)) with an interested stockholder (generally, a person that, together with its affiliates and associates, owns 20% or more of the corporation's voting stock) for a period of five years after the date of the transaction in which the person became an interested stockholder.

 DESCRIPTION OF SECURITIES WARRANTS

        The following briefly summarizes certain of the material terms of our securities warrants. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of securities warrants and other provisions that may be important to you.

        We may issue warrants for the purchase of:

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  debt securities,

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  preferred shares,

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  depositary shares,

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  common shares, or

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  equity securities issued by one of our affiliated or unaffiliated corporations or other entities.

        Each securities warrant will entitle the holder to purchase for cash the amount of securities at the exercise price stated or determinable in the prospectus supplement for the securities warrants. We may issue these securities warrants independently or together with any other securities offered by any prospectus supplement. The securities warrants may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the securities warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such securities warrants.

        The prospectus supplement relating to any securities warrants that we may offer will contain the specific terms of the securities warrants. These terms will include some or all of the following:

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  the title and aggregate number of the securities warrants;

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  the price or prices at which the securities warrants will be issued;

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  the currency or currencies or currency unit or units in which the price of the securities warrants may be payable;

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  the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the securities warrants;

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  the designation and terms of the other securities, if any, with which the securities warrants are to be issued and the number of the securities warrants issued with each other security;

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  the currency or currencies or currency unit or units in which the principal of or any premium or interest on the securities purchasable upon exercise of the securities warrant will be payable;

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  if applicable, the date on and after which the securities warrants and the related securities will be separately transferable;

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  the price at which and currency or currencies or currency unit or units in which the securities purchasable upon exercise of the securities warrants may be purchased;

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  the date on which the right to exercise the securities warrants will commence and the date on which that right will expire;

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  the minimum or maximum amount of the securities warrants which may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  a discussion of any material U.S. federal income tax considerations applicable to the exercise of the securities warrants; and

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  any other terms of the securities warrants, including terms, procedures and limitations relating to the exchange and exercise of the securities warrants.

DESCRIPTION OF OTHER WARRANTS

        The following briefly summarizes certain of the material terms of certain potential other warrants. Other pricing and related terms will be disclosed in an accompanying prospectus supplement. You should read any accompanying prospectus supplement for a more detailed description of a particular series of warrants and other provisions that may be important to you.

        We may issue other warrants to buy or sell:

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  debt securities of or guaranteed by the United States,

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  units of a stock index or stock basket,

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  a commodity, or

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  a unit of a commodity index or another item or unit of an index.

        We refer to the property in the above clauses as the warrant property. Other warrants will be settled either through physical delivery of the warrant property or through payment of a cash settlement value as set forth in an accompanying prospectus supplement. Other warrants will be issued under a warrant agreement to be entered into between us and a warrant agent. The other warrant agent will act solely as our agent under the applicable other warrant agreement and will not assume any obligation or relationship of agency or trust for or with any holder or beneficial owner of such other warrants.

        The prospectus supplement relating to any other warrants that we may offer will contain the specific terms of the other warrants. These terms will include some or all of the following:

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  the title and aggregate number of the other warrants;

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  the offering price of the other warrants;

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  the material risk factors of the other warrants;

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  the warrant property of the other warrants;

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  the procedures and conditions relating to the exercise of the other warrants;

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  the date on which the right to exercise the other warrants will commence and the date on which that right will expire;

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  the identity of the other warrant agent for the other warrants;

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  whether the certificates evidencing the other warrants will be issuable in definitive registered form or global form or both;

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  a discussion of any material U.S. federal income tax considerations applicable to the exercise of the other warrants; and

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  any other terms of the other warrants, including any terms that may be required or advisable under applicable law.

        The other warrants may entail significant risks, including, without limitation, the possibility of significant fluctuations in the market for the applicable warranty property, potential illiquidity in the secondary market and the risk that they will expire worthless. These risks will vary depending on the particular terms of the other warrants and will be more fully described in an accompanying prospectus supplement.

 ERISA CONSIDERATIONS

        A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended, to which we refer as ERISA, should consider the fiduciary standards of ERISA in the context of the ERISA plan's particular circumstances before authorizing an investment in the offered securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

        Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended, to which we refer as the Code, prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan's investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under non-U.S. federal, state or local law ("similar law"). Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

        We, directly or through our affiliates, may be considered a "party in interest" or a "disqualified person" to a large number of plans. A purchase of offered securities by any such plan would be likely to result in a prohibited transaction between us and the plan.

        Accordingly, unless otherwise provided in the related prospectus supplement, offered securities may not be purchased, held or disposed of by any plan or any other person investing "plan assets" of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following statutory exemptions, Prohibited Transaction Class Exemptions, to which we refer as PTCE, issued by the United States Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:

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  PTCE 96-23 for transactions determined by in-house asset managers;

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  PTCE 95-60 for transactions involving insurance company general accounts;

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  PTCE 91-38 for transactions involving bank collective investment funds;

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  PTCE 90-1 for transactions involving insurance company separate accounts; or

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  PTCE 84-14 for transactions determined by independent qualified professional asset managers.

        In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more than "adequate consideration" in connection with the transaction (the "service provider exemption").

        Unless otherwise provided in an accompanying prospectus supplement, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to us on each day including the dates of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

          (a)   it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing securities or interest therein on behalf of, or with "plan assets" of, any such plan;

          (b)   its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempt from the prohibited transaction provisions of ERISA and the Code by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the service provider exemption, or another applicable exemption; or

          (c)   it is a governmental plan (as defined in Section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited under any similar law.

        Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the exemptions listed above.

        Please consult the accompanying prospectus supplement for further information with respect to a particular offering of securities.

 TAXATION

Certain U.S. Federal Income Tax Consequences

        The following is a summary of certain U.S. federal income tax considerations that may be relevant to persons considering the purchase of the debt securities covered by this prospectus. This summary does not address U.S. federal income tax considerations that may be relevant to persons considering the purchase of the preferred shares, depositary shares, common shares, securities warrants or other warrants covered by this prospectus. For a discussion of certain U.S. federal income tax considerations that may be relevant to persons considering the purchase of preferred shares, depositary shares, common shares, securities warrants or other warrants, please refer to the applicable prospectus supplement. Persons considering the purchase of warrants should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition thereof. This summary, which does not represent tax advice, is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations.

        This summary deals only with debt securities that will be held as capital assets and, except where otherwise specifically stated, is addressed only to persons who purchase debt securities in the initial offering. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, regulated investment companies, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, entities taxed as partnerships or the partners therein, persons that will hold debt securities as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction, persons that have a "functional currency" other than the U.S. dollar, or U.S. expatriates. Further, this summary does not address the alternative minimum tax, the Medicare tax on net investment income or other aspects of U.S. federal income or state and local taxation that may be relevant to a holder in light of such holder's particular circumstances. Prospective purchasers of debt securities should review the applicable prospectus supplements for summaries of special U.S. federal income tax considerations that may be relevant to a particular issue of debt securities, including any floating rate debt securities, amortizing debt securities, indexed debt securities or foreign currency debt securities (defined below).

        As used herein, the term "United States Holder" means a beneficial owner of a debt security that is (i) a citizen or resident of the United States; (ii) a corporation (or an entity taxable as a corporation for U.S. federal income tax purposes), that was established under the laws of the United States, any state thereof, or the District of Columbia; or (iii) an estate or trust whose world- wide income is subject to U.S. federal income tax. As used herein, the term "Non-United States Holder" means a beneficial owner of a debt security that is not a United States Holder.

Tax Consequences to United States Holders

        United States Holders that use an accrual method of accounting for tax purposes ("accrual method holders") generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the "book/tax conformity rule"). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although it is not clear to what types of income the book/tax conformity rule applies. This rule generally is effective for tax years beginning after December 31, 2017 or, for debt securities issued with original issue discount, for tax years beginning after December 31, 2018. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

        Payments of Interest.    Payments of qualified stated interest (as defined below under "—Original Issue Discount") on a debt security, but excluding any pre-issuance accrued interest, will be taxable to a

United States Holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the United States Holder's method of tax accounting).

        Unless otherwise specified in an applicable prospectus supplement, debt securities will be denominated in U.S. dollars and payments of principal of, and interest on, debt securities will be made in U.S. dollars. Debt securities may be denominated in a currency other than U.S. dollars, which we refer to as foreign currency debt securities. If such payments of interest are made with respect to a foreign currency debt security, the amount of interest income realized by a United States Holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. A United States Holder that uses the accrual method of accounting for tax purposes will accrue interest income on the foreign currency debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the United States Holder's taxable year) or, at the accrual-basis United States Holder's election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. A United States Holder that makes such election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service, or IRS. A United States Holder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a foreign currency debt security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the debt security.

        Purchase, Sale, Exchange and Retirement of Debt Securities.    A United States Holder's tax basis in a debt security generally will equal the cost of such debt security to such holder, increased by any amounts includible in income by the holder as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest (as defined below) made on such debt security.

        In the case of a foreign currency debt security, the cost of such debt security to a United States Holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a foreign currency debt security that is traded on an established securities market, a cash-basis United States Holder (and, if it so elects, an accrual-basis United States Holder) will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a United States Holder's tax basis in a debt security in respect of original issue discount, market discount and premium denominated in a specified currency will be determined in the manner described under "—Original Issue Discount" and "—Premium and Market Discount" below. The conversion of U.S. dollars to a specified currency and the immediate use of the specified currency to purchase a foreign currency debt security generally will not result in taxable gain or loss for a United States Holder.

        Upon the sale, exchange or retirement of a debt security, a United States Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the United States Holder's tax basis in such debt security. If a United States Holder receives a currency other than the U.S. dollar in respect of the sale, exchange or retirement of a debt security, the amount realized will be the U.S. dollar value of the specified currency received calculated at the exchange rate in effect on the date the instrument is disposed of or retired. In the case of a foreign currency debt security that is traded on an established securities market, a cash-basis United States Holder and, if it so elects, an accrual-basis United States Holder will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. The election available to accrual-basis United States Holders in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, discussed above, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

        Except as discussed below with respect to market discount, short-term debt securities (as defined below) and foreign currency gain or loss, gain or loss recognized by a United States Holder generally will be long-term capital gain or loss if the United States Holder has held the debt security for more than one year at the time of disposition. Long-term capital gains recognized by an individual United States Holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

        Gain or loss recognized by a United States Holder on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the debt securities.

        Original Issue Discount.    United States Holders of debt securities with original issue discount, or OID, generally will be subject to the special tax accounting rules for obligations issued with OID provided by the Code and certain regulations promulgated thereunder, which we refer to as the OID Regulations. Debt securities issued with OID will be referred to as original issue discount debt securities. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security is an original issue discount debt security. United States Holders of such original issue discount debt securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

        A debt security will generally be considered to be issued with OID if its stated redemption price at maturity (as defined below) exceeds its issue price (as defined below) by more than a de minimis amount (generally, 0.25% of such stated redemption price multiplied by the number of complete years to maturity). The "stated redemption price at maturity" of a debt security is generally the sum of all payments to be made on the debt security other than payments of qualified stated interest. "Qualified stated interest" is generally stated interest that is unconditionally payable in cash or in property (other than our debt instruments) at least annually during the entire term of a debt security at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The "issue price" of each debt security in a particular offering will generally be the first price at which a substantial amount of that particular offering is sold to the public (ignoring sales to underwriters, placement agents or wholesalers).

        In general, each United States Holder of an original issue discount debt security, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of OID on the debt security for all days during the taxable year that the United States Holder owns the debt security. The daily portions of OID on an original issue discount debt security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an original issue discount debt security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial United States Holder, the amount of OID on an original issue discount debt security allocable to each accrual period is determined by (a) multiplying the adjusted issue price (as defined below) of the original issue discount debt security at the beginning of the accrual period by the yield to maturity (as defined below) of such original issue discount debt security (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The "yield to maturity" of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of such debt security. The "adjusted issue price" of an original issue discount debt security at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to such debt security in all prior accrual periods. As a result of this "constant-yield" method of including OID in income, the amounts includible in income by a United States Holder in respect of an original issue discount debt security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

        The application of the book-tax conformity rule to OID and de minimis OID is uncertain in some respects. The book/tax conformity rule applies to OID in some cases, and therefore may require accrual method holders to include OID on original issue discount debt securities in a more accelerated manner than described above if they do so for financial accounting purposes. It is uncertain what adjustments, if any, should be made in later accrual periods when taxable income exceeds income reflected on the United States Holder's financial statements to reflect the accelerated accrual of income in earlier periods. In addition, it is possible, although less likely, that accrual method holders may be required to include de minimis OID in gross income as the de minimis OID accrues for financial statement purposes.

        A United States Holder generally may make an irrevocable election to include in its income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by such United States Holder for such debt security) under the constant-yield method described above. For debt securities purchased at a premium or bearing market discount in the hands of the United States Holder, the United States Holder making such election will also be deemed to have made the election (discussed below under "—Premium and Market Discount") to amortize premium or to accrue market discount in income currently on a constant-yield basis.

        In the case of an original issue discount debt security that is also a foreign currency debt security, a United States Holder should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above, and (b) translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within a United States Holder's taxable year) or, at the United States Holder's election (as described above under "—Payments of Interest"), at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. Because exchange rates may fluctuate, a United States Holder of an original issue discount debt security that is also a foreign currency debt security may recognize a different amount of OID income in each accrual period than would the holder of an otherwise similar original issue discount debt security denominated in U.S. dollars. All payments on an original issue discount debt security (other than payments of qualified stated interest) will generally be viewed first as payments of previously accrued OID (to the extent thereof), with payments attributed first to the earliest-accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount debt security), a United States Holder will recognize ordinary income or loss measured by the difference between the amount received

(translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount debt security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

        A subsequent United States Holder of an original issue discount debt security that purchases the debt security at a cost less than its remaining redemption amount (as defined below), or an initial United States Holder that purchases an original issue discount debt security at a price other than the debt security's issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if the United States Holder acquires the original issue discount debt security at a price greater than its adjusted issue price, such holder is required to reduce its periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The "remaining redemption amount" for a debt security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

        Floating rate debt securities generally will be treated as "variable rate debt instruments" under the OID Regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as "qualified stated interest" and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security qualifying as a "variable rate debt instrument" is an original issue discount debt security, for purposes of determining the amount of OID allocable to each accrual period under the rules above, the debt security's "yield to maturity" and "qualified stated interest" will generally be determined as though the debt security bore interest in all periods at a fixed rate determined at the time of issuance of the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. If a floating rate debt security does not qualify as a "variable rate debt instrument", such debt security will be subject to special rules, which we refer to as the Contingent Payment Regulations, that govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as Contingent Debt Obligations. A detailed description of the tax considerations relevant to United States Holders of any such Contingent Debt Obligations will be provided in the applicable prospectus supplement.

        Certain of the debt securities may be subject to special redemption, repayment or interest rate reset features, as indicated in the accompanying prospectus supplement. Debt securities containing such features, in particular original issue discount debt securities, may be subject to special rules that differ from the general rules discussed above. Purchasers of debt securities with such features should carefully examine the applicable prospectus supplement and should consult their own tax advisors with respect to such debt securities because the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the purchased debt securities.

        Premium and Market Discount.    A United States Holder of a debt security that purchases the debt security at a cost greater than its remaining redemption amount (as defined in the third preceding paragraph) will be considered to have purchased the debt security at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by the United States Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A United States Holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. Original issue discount debt securities purchased at a premium will not be subject to the OID rules described above.

        In the case of premium in respect of a foreign currency debt security, a United States Holder should calculate the amortization of such premium in the specified currency. Amortization deductions attributable to a period reduce interest income attributable to payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by the United States Holder for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates such premium is recovered through interest payments on the debt security and the exchange rate on the date on which the United States Holder acquired the debt security.

        With respect to a United States Holder that does not elect to amortize such premium, the amount of such premium will be included in the United States Holder's tax basis when the debt security matures or is disposed of by the United States Holder. Therefore, a United States Holder that does not elect to amortize such premium and that holds the debt security to maturity generally will be required to treat the premium as a capital loss when the debt security matures.

        If a United States Holder of a debt security purchases the debt security at a price that is lower than its remaining redemption amount or, in the case of an original issue discount debt security, its adjusted issue price, by at least 0.25% of its remaining redemption amount (or adjusted issue price) multiplied by the number of remaining whole years to maturity, the debt security will be considered to have "market discount" in the hands of such United States Holder. In such case, gain realized by the United States Holder on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such United States Holder. In addition, the United States Holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of such debt security or, at the election of the United States Holder, under a constant yield method. Market discount on a foreign currency debt security will be accrued by a United States Holder in the specified currency. The amount includible in income by a United States Holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that the debt security is disposed of by the United States Holder.

        A United States Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If a United States Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the United States Holder's taxable year). Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

        The application of the book/tax conformity rule to debt securities with market discount is uncertain. Under the book/tax conformity rule, an accrual method holder that has made the election described in the prior paragraph to accrue market discount may be required to accrue market discount in a more accelerated manner than described above if the holder does so for financial accounting purposes. It is also possible, although less likely, that accrual method holders that have not made the election described above and that accrue market discount on a current basis on their financial statements may be required to accrue market discount—including de minimis market discount—currently for U.S. federal income tax purposes.

        Short-Term Debt Securities.    The rules set forth above will also generally apply to debt securities having maturities of not more than one year, which we refer to as short-term debt securities, but with modifications, certain of which are summarized below:

        First, the OID Regulations treat none of the interest on a short-term debt security as qualified stated interest. Thus, all short-term debt securities will be original issue discount debt securities. OID will be treated as accruing on a short-term debt security ratably or, at the election of a United States Holder, under a constant yield method.

        Second, a United States Holder of a short-term debt security that uses the cash method of tax accounting and is not a bank, securities dealer, regulated investment company or common trust fund, and does not identify the short-term debt security as part of a hedging transaction, will generally not be required to include OID in income on a current basis. Such a United States Holder may be required to defer the deduction of interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, such a United States Holder will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period the United States Holder held the debt security. Notwithstanding the foregoing, a cash-basis United States Holder of a short-term debt security may elect to accrue OID into income on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A United States Holder using the accrual method of tax accounting and certain cash-basis United States Holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include OID on a short-term debt security in income on a current basis.

        Third, any United States Holder (whether cash or accrual basis) of a short-term debt security can elect to accrue the "acquisition discount," if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the United States Holder, under a constant-yield method based on daily compounding.

        Finally, the market discount rules will not apply to a short-term debt security.

        Contingent Payment Debt Instruments.    The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. A detailed description of the tax considerations relevant to United States Holders of any such Contingent Debt Obligations will be provided in the applicable prospectus supplement.

        Information Reporting and Backup Withholding.    The issuing and paying agent will be required to file information returns with the IRS with respect to payments made to United States Holders of debt securities unless an exemption exists. In addition, United States Holders who are not exempt will be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the issuing and paying agent. All individuals are subject to these requirements. In general, corporations, tax-exempt organizations and individual retirement accounts are exempt from these requirements.

        Reportable Transactions.    A United States taxpayer that participates in a "reportable transaction" will be required to disclose its participation to the IRS. Under the relevant rules, if the debt securities are denominated in a foreign currency, a United States Holder may be required to treat a foreign currency exchange loss from the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations ($50,000 in a single taxable year, if the United States Holder is an individual or trust, or higher amounts for other non-individual United States Holders), and to disclose its investment by filing Form 8886 with the IRS. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. Prospective purchasers are urged to consult their tax advisors regarding the application of these rules.

Tax Consequences to Non-United States Holders

        Under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding and foreign accounts:

          (a)   no withholding of U.S. federal income tax generally will be required with respect to the payment by us or any issuing and paying agent of principal or interest (which for purposes of this discussion includes OID) on a debt security owned by a Non-United States Holder, provided that (i) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to us through stock ownership, (iii) the beneficial owner is not a bank that receives interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, (iv) in the case of a registered debt security, the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-United States Holder in compliance with applicable requirements, generally made, under current procedures, on IRS Form W-8BEN or W-8BEN-E (or satisfies certain documentary evidence requirements for establishing that is it a Non-United States Holder), and (v) neither we nor our paying agent has actual knowledge or reason to know that the beneficial owner of the debt security is a United States Holder;

          (b)   a Non-United States Holder will generally not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of a debt security, unless (i) such gain is effectively connected with the conduct by the holder of a trade or business in the United States, or (ii) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met;

          (c)   a debt security beneficially owned by an individual who at the time of death is a Non-United States Holder will generally not be subject to U.S. federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such debt security would not have been, if received at the time of such individual's death, effectively connected with the conduct of a U.S. trade or business by such individual.

        If a Non-United States Holder is subject to withholding at a rate in excess of a reduced rate for which such holder is eligible under a tax treaty or otherwise, such holder may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the debt securities.

        Notwithstanding the foregoing, a Non-United States Holder generally will be taxed in the same manner as a United States Holder with respect to interest income that is effectively connected with its U.S. trade or business. In addition, under certain circumstances, effectively connected interest income of a corporate Non- United States Holder may be subject to a "branch profits" tax imposed at a 30% rate. A Non-United States Holder with effectively connected income will, however, generally not be subject to withholding tax on interest income if, under current procedures, it delivers a properly completed IRS Form W-8ECI.

        United States information reporting requirements and backup withholding tax will not apply to payments on a debt security if the beneficial owner (1) certifies its Non-United States Holder status under penalties of perjury, generally made, under current procedures, on IRS Form W-8BEN or W-8BEN-E, or satisfies documentary evidence requirements for establishing that it is a Non-United States Holder, or (2) otherwise establishes an exemption.

        Information reporting requirements will generally not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a foreign broker, provided that such broker derives less than 50% of its gross income for particular periods from the conduct of a trade or business in the United States, is not a controlled foreign corporation for U.S. federal income tax purposes, and is not a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by United States Holders or is engaged in the conduct of a U.S. trade or business.

        Backup withholding tax will generally not apply to the payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of any broker. However, information reporting requirements will be applicable to such payment unless (1) such broker has documentary evidence in its records that the beneficial owner is a Non-United States Holder and other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Information reporting requirements and backup withholding tax will apply to the payment of the proceeds of a sale of a debt security by the U.S. office of a broker, unless the beneficial owner certifies its Non-United States Holder status under penalties of perjury or otherwise establishes an exemption.

        The amount of any backup withholding from a payment to a United States or non-United States taxpayer will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

        The rules regarding withholding, backup withholding and information reporting for Non-United States Holders are complex, may vary depending on a holder's particular situation, and are subject to change. Non-United States Holders should accordingly consult their own tax advisors as to the specific methods to use and forms to complete to satisfy these rules.

Foreign Account Tax Compliance Act

        Under the U.S. tax rules known as the Foreign Account Tax Compliance Act ("FATCA"), a holder of debt securities will generally be subject to 30% U.S. withholding tax on interest payments on the debt securities (and, starting on January 1, 2019, principal payments on the debt securities and gross proceeds from the sale or other taxable disposition of the debt securities) if the holder is not FATCA compliant, or holds its debt securities through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide us or an applicable financial institution certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder's identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisors about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the debt securities.

The Proposed Financial Transaction Tax

        The European Commission has published a proposal (the "Commission's Proposal") for a Directive for a common financial transaction tax ("FTT") in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovenia, Slovakia and Spain (the "participating Member States"). However, Estonia has since stated that it will not participate.

        The Commission's Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the debt securities in certain circumstances.

        Under the Commission's Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the debt securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, "established" in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

        The FTT remains subject to negotiation between the participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

        Prospective holders of the debt securities are advised to seek their own professional advice in relation to the FTT.

 PLAN OF DISTRIBUTION

        We may sell the securities from time to time in one or more of the following ways:

  •
  to or through underwriters or dealers;

  •
  directly to one or more purchasers;

  •
  through agents; or

  •
  through a combination of any such methods of sale.

        The accompanying prospectus supplement with respect to the offered securities will set forth the terms of the offering, including:

  •
  the name or names of any underwriters or agents;

  •
  the purchase price of the offered securities and the proceeds to us from their sale;

  •
  any underwriting discounts or sales agents' commissions and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which those securities may be listed.

        Only underwriters or agents named in an accompanying prospectus supplement are deemed to be underwriters or agents in connection with the securities offered thereby.

        If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and unless otherwise specified in an accompanying prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered by such accompanying prospectus supplement relating to that series if any of such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may also sell securities directly or through agents we designate from time to time. Any agent involved in the offering and sale of the offered securities will be named in an accompanying prospectus supplement, and any commissions payable by us to that agent will be set forth in an accompanying prospectus supplement. Unless otherwise indicated in such accompanying prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in an accompanying prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities, which offers provide for payment and delivery on a future date specified in such accompanying prospectus supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular securities that may be sold pursuant to these arrangements.

        Institutional investors to which offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any purchasers pursuant to delayed delivery and payment arrangements will only be subject to the condition that the purchase by an institution of the particular securities will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

        Underwriters will not have any responsibility in respect of the validity of these arrangements or the performance of us or institutional investors thereunder.

        In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect. Underwriters and agents or their affiliates may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of business.

 LEGAL MATTERS

        The validity of the securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

        The financial statements and management's assessment of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by us in connection with a distribution of an assumed amount of $25,000,000,000 of securities registered under this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time.

SEC registration fee	$0	*
Printing and engraving expenses	375,000
Legal fees and expenses	1,250,000
Accounting fees and expenses	800,000
Fees and expenses of trustee, depositary, transfer agent and/or warrant agent	800,000
Fees of Rating Agencies	4,500,000
Miscellaneous	375,000

Total	$8,100,000

*
Deferred in accordance with Rules 456(b) and 457(r).

Item 15.    Indemnification of Directors and Officers.

        Article VI of the Registrant's By-laws, as amended, provides as follows:

        SECTION 6.1. DIRECTORS, OFFICERS AND EMPLOYEES.    The corporation shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person, made or threatened to be made, a party to, or who is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or investigative, by reason of the fact that such person, is or was or has agreed to become a director of the corporation, or is or was an officer or employee of the corporation, or serves or served or has agreed to serve any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with such action, suit or proceeding, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director, officer or employee establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer or employee serves or served or agreed to serve at the request of the corporation shall be included in the actions for which directors, officers and employees will be indemnified under the terms of this Section 6.1. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount consistent with the provisions of applicable law. Notwithstanding anything to the contrary set forth herein, no indemnification, nor the right to be paid advances of any expenses, shall be provided to (A) any such person with respect to any action, suit or proceeding, or part thereof, brought by such person against the corporation or any affiliate of the corporation, whether by way of direct claim, counterclaim, claim for contribution or otherwise, unless consented to by the Board (other than in connection with any action, suit or proceeding that successfully enforces such person's rights to indemnification and advancement of expenses hereunder), or (B) any such person other than a present or former officer or director of the corporation unless such person reasonably cooperates with the corporation and its insurers in connection with the action, suit or proceeding and any related matter, including the determination of such person's entitlement to indemnification hereunder, and agrees to such other terms and conditions as the corporation may reasonably request. (B.C.L. Sections 721, 722, 723(c).)

        SECTION 6.2 OTHER INDEMNIFICATION.    The corporation may indemnify any person to whom the corporation is permitted by applicable law or these by-laws to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or any other law or these by-laws or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these by-laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by this Section 6.2, shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of shareholders or disinterested directors or otherwise. (B.C.L. Sections 721, 723(c).)

        SECTION 6.3 MISCELLANEOUS.    The right to indemnification conferred by Section 6.1, and any indemnification extended under Section 6.2, (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions thereof were set forth in a separate written contract between the corporation and such person, (ii) is intended to be retroactive to events occurring prior to the adoption of this Article VI, to the fullest extent permitted by applicable law, and (iii) shall continue to exist after the rescission or restrictive modification thereof with respect to events occurring prior thereto. The benefits of Section 6.1 shall extend to the heirs, executors, administrators and legal representatives of any person entitled to indemnification under this Article.

        The form Underwriting Agreements filed or incorporated by reference as Exhibits 1(a) through (c) to this Registration Statement and the form Agency Agreement filed as Exhibit 1(d) to this Registration Statement provide for indemnification of, or contribution to, directors and officers of the Company by the underwriters and agents against certain liabilities under the Securities Act of 1933, as amended, in certain instances.

Item 16.    Exhibits.

        The "Exhibit Index" on pages II-5 and II-6 is hereby incorporated by reference.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

    Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (e)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the Registrant to the purchaser.

          (f)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (g)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

          (h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit		Description
1(a)	*	Underwriting Agreement Basic Provisions (Debt Securities).

1(b)	**	Form of Underwriting Agreement for Convertible Debt Securities and Exchangeable Debt Securities.

1(c)	**	Form of Underwriting Agreement for Equity Securities.

1(d)	**	Form of Agency Agreement.

3(a	)	Registrant's Amended and Restated Certificate of Incorporation, as amended to date (incorporated by reference to Exhibit 3.1 of Registrant's Quarterly Report on Form 10-Q (File No. 1-7657) for the quarter ended March 31, 2015).

3(b	)	Registrant's By-laws, as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K (File No. 1-7657), filed on September 27, 2016).

4(a	)	Form of Note with optional redemption provisions (incorporated by reference to Exhibit 4(a) of the Registrant's Registration Statement Under the Securities Act of 1933 on Form S-3 (File No. 333-162791), filed on October 30, 2009).

4(b	)	Form of Debenture with optional redemption and sinking fund provisions (incorporated by reference to Exhibit 4(b) of the Registrant's Registration Statement Under the Securities Act of 1933 on Form S-3 (File No. 333-162791), filed on October 30, 2009).

4(c	)	Form of Original Issue Discount Note with optional redemption provisions (incorporated by reference to Exhibit 4(c) of the Registrant's Registration Statement Under the Securities Act of 1933 on Form S-3 (File No. 333-162791), filed on October 30, 2009).

4(d	)	Form of Zero Coupon Note with optional redemption provision (incorporated by reference to Exhibit 4(d) of the Registrant's Registration Statement Under the Securities Act of 1933 on Form S-3 (File No. 333-162791), filed on October 30, 2009).

4(e	)	Form of Variable Rate Note with optional redemption and repayment provisions (incorporated by reference to Exhibit 4(e) of the Registrant's Registration Statement Under the Securities Act of 1933 on Form S-3 (File No. 333-162791), filed on October 30, 2009).

4(f	)	Form of Extendible Note with optional redemption and repayment provisions (incorporated by reference to Exhibit 4(f) of the Registrant's Registration Statement Under the Securities Act of 1933 on Form S-3 (File No. 333-162791), filed on October 30, 2009).

4(g	)	Form of Fixed Rate Medium-Term Note (incorporated by reference to Exhibit 4(g) of the Registrant's Registration Statement Under the Securities Act of 1933 on Form S-3 (File No. 333-162791), filed on October 30, 2009).

4(h	)	Form of Floating Rate Medium-Term Note (incorporated by reference to Exhibit 4(h) of the Registrant's Registration Statement Under the Securities Act of 1933 on Form S-3 (File No. 333-162791), filed on October 30, 2009).

4(i	)	Form of Supplemental Indenture providing for an additional trustee (incorporated by reference to Exhibit 4(i) of the Registrant's Registration Statement Under the Securities Act of 1933 on Form S-3 (File No. 333-162791), filed on October 30, 2009).

Exhibit		Description
4(j	)	Subordinated Indenture dated as of August 1, 2007, between the Registrant and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4(j) of the Registrant's Registration Statement Under the Securities Act of 1933 on Form S-3 (File No. 333-162791), filed on October 30, 2009).

4(k	)	Senior Indenture dated as of August 1, 2007, between the Registrant and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4(k) of the Registrant's Registration Statement Under the Securities Act of 1933 on Form S-3 (File No. 333-162791), filed on October 30, 2009).

4(l)	**	Form of Deposit Agreement, including form of Depositary Receipt.

4(m)	**	Form of Warrant Agreement for Common Shares and Preferred Shares (including form of Warrant Certificates).

4(n)	**	Form of Warrant Agreement for Debt Securities (including form of Warrant Certificates).

4(o)	**	Form of Currency Warrant Agreement (including form of Currency Warrant).

4(p)	**	Form of Stock-Index Warrant Agreement.

4(q)	**	Form of Warrant Agreement for Other Stock (including form of Warrant Certificate).

4(r	)	Form of Common Share Certificate (incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form 8-A/A Amendment No. 1 (File No. 1-7657), filed on June 12, 2000).

4(s)	*	Form of Permanent Registered Fixed Rate Global Note.

4(t)	*	Form of Permanent Registered Floating Rate Global Note.

5	*	Opinion and consent of Cleary Gottlieb Steen & Hamilton LLP.

12		Computation in support of ratio of earnings to combined fixed charges and preferred share dividends (incorporated by reference to Exhibit 12 of the Registrant's Annual Report on Form 10-K (File No. 1-07657) for year ended December 31, 2017).

23(a)	*	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5).

23(b)	*	Consent of PricewaterhouseCoopers LLP.

24(a)	*	Power of Attorney.

25(a)	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon for the Senior Indenture dated as of August 1, 2007.

25(b)	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon for the Subordinated Indenture dated as of August 1, 2007.

*
Filed herewith.

**
To be filed prior to or in connection with the first offering contemplated by such agreement as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 12th day of March, 2018.

AMERICAN EXPRESS COMPANY
By:	/s/ JEFFREY C. CAMPBELL JEFFREY C. CAMPBELL Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 12th day of March, 2018.

Signature	Title

* STEPHEN J. SQUERI	Chairman, Chief Executive Officer and Director
/s/ JEFFREY C. CAMPBELL JEFFREY C. CAMPBELL	Executive Vice President and Chief Financial Officer
* LINDA ZUKAUCKAS	Executive Vice President and Corporate Controller (Principal Accounting Officer)
* CHARLENE BARSHEFSKY	Director
* JOHN J. BRENNAN	Director
* URSULA M. BURNS	Director
* PETER CHERNIN	Director

	Signature	Title

	* RALPH DE LA VEGA	Director
	* ANNE LAUVERGEON	Director
	* MICHAEL O. LEAVITT	Director
	* THEODORE J. LEONSIS	Director
	* RICHARD C. LEVIN	Director
	* SAMUEL J. PALMISANO	Director
	* DANIEL L. VASELLA	Director
	* ROBERT D. WALTER	Director
	* RONALD A. WILLIAMS	Director
*By:	/s/ TANGELA S. RICHTER TANGELA S. RITCHTER as Attorney-in-Fact